Exhibit 99-1

NewLake Capital Partners Reports Third Quarter 2025 Financial Results

Third Quarter 2025 Revenue Totaled $12.6 Million, an Increase of 0.3% Year-Over-Year

Third Quarter 2025 Net Income Attributable to Common Stockholders Totaled $6.7 Million, Funds from Operations Totaled $10.7 Million, and Adjusted Funds from Operations Totaled $11.0 Million

Conference Call and Webcast Scheduled for November 6, 2025, at 11 a.m. Eastern Time

New Canaan, CT, November 05, 2025 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the third quarter ended September 30, 2025.

“During the third quarter we remained focused on proactive tenant management while maintaining the strength of our balance sheet,” said Anthony Coniglio, NewLake's President and Chief Executive Officer. “Despite continued cannabis industry headwinds, NewLake is positioned to deliver lasting value for our shareholders.”

Third Quarter 2025 Financial and Operational Highlights
◦Revenue totaled $12.6 million.
◦Net income attributable to common stockholders totaled $6.7 million.
◦Funds From Operations (“FFO”)(1) totaled $10.7 million.
◦Adjusted Funds From Operations (“AFFO”)(1) totaled $11.0 million.
◦Declared a third quarter dividend of $0.43 per share of common stock, equivalent to an annualized dividend $1.72 per common share.

Comparison to the Third Quarter ended September 30, 2024
◦Revenue remained flat at $12.6 million year-over-year.
◦Net income attributable to common stockholders totaled $6.7 million, as compared to $6.4 million.
◦FFO totaled $10.7 million, as compared to $10.3 million, an increase of 3.8% year-over-year.
◦AFFO totaled $11.0 million, as compared to $10.8 million, an increase of 2.4% year-over-year.
◦For the third quarter ended September 30, 2025, the Company declared a dividend of $0.43 per share of common stock, consistent to the third quarter ended September 30, 2024.

Nine Months Ended September 30, 2025 Financial and Operational Highlights
Comparison to the nine months ended September 30, 2024
◦Revenue totaled $38.7 million, as compared to $37.6 million, an increase of 3.0% year-over-year.
◦Net income attributable to common stockholders totaled $20.3 million, as compared to $20.1 million.
◦FFO totaled $32.3 million, as compared to $31.4 million, an increase of 3.0% year-over-year.
◦AFFO totaled $33.2 million, as compared to $32.7 million, an increase of 1.4% year-over-year.

Balance Sheet Highlights as of September 30, 2025
◦Cash and cash equivalents as of September 30, 2025, were $23.6 million, with approximately $1.1 million committed to fund future improvements.
◦Total liquidity of $106.0 million, consisting of cash and cash equivalents and availability under the Company’s Revolving Credit Facility.
◦Gross real estate assets of $432.2 million.
◦1.6% debt to total gross assets and a debt service coverage ratio of approximately 85x.
◦No debt maturity until May 2027.

(1) FFO and AFFO are presented on a dilutive basis.

Investment Activity
Acquisitions
The following table presents the Company’s investment activity for the nine months ended September 30, 2025 (in thousands):

Tenant	Market	Site Type	Closing Date	Real Estate Acquisition Costs
Cresco Labs	Ohio	Dispensary	February 19, 2025	$285
Cresco Labs	Ohio	Dispensary	April 25, 2025	500
Curaleaf (1)	Pennsylvania	Dispensary	June 12, 2025	950
Total				$1,735
(1) This dispensary was acquired through a like-kind exchange and was recorded at its fair value. For further details, refer to the “Disposition” section below.
Disposition
On June 12, 2025, the Company completed a deed-for-deed like-kind exchange with a tenant, involving the transfer of its dispensary located in Mokena, IL for a dispensary located in Brookville, PA. The transaction was structured as a nonmonetary exchange with no cash consideration. Upon completion of the exchange, the Brookville property received by the Company was leased to a current tenant under a new operating lease. The Brookville dispensary was recorded at its estimated fair value of $950 thousand and the Company recognized a de minimis loss on the exchange. For additional details, refer to the acquisition summary in the table above.
Real Estate Commitments
Improvement Allowances
The following table presents the funded and remaining unfunded commitments as of September 30, 2025 (in thousands):

Tenant	Market	Site Type	Closing Date	Funded Commitments	Unfunded Commitments
Cresco Labs	Ohio	Dispensary	February 19, 2025	$—	$705
Cresco Labs	Ohio	Dispensary	April 25, 2025	—	375
Total				$—	$1,080

Condition of Our Tenants
Pottsville, PA and Sparks, NV Cultivation Facilities
On July 30, 2025, AYR Wellness Inc. (“AYR”), which operated at two of the Company’s properties located in Pottsville, PA and Sparks, NV, announced that it had entered into a restructuring support agreement with its senior noteholders. Under the restructuring support agreement, certain AYR assets and operations will be acquired by the senior noteholders, while the remaining assets and operations, including those at the Company’s leased properties, are to be sold or wound down.
The cultivation properties leased to AYR accounted for approximately 5.9% of the Company’s rental income for the nine months ended September 30, 2025. AYR satisfied its rent obligations through July 2025; however, beginning in August 2025 through the end of the quarter, the Company did not receive rent for its Pottsville, PA and Sparks, NV cultivation properties, which AYR vacated during the quarter. The Company applied approximately $505.1 thousand of AYR’s security deposits toward unpaid rent in the third quarter for the Pottsville and Sparks properties. At the end of the quarter, the combined remaining security deposits held by the Company totaled approximately $408.4 thousand across both properties. The Company intends to enforce all rights available under the applicable lease agreements.
Fitchburg, MA Cultivation Facility
Revolutionary Clinics, Inc. (“Revolutionary Clinics”), which leased the Company’s Fitchburg, MA cultivation property, has experienced operational challenges that impaired its ability to meet contractual rent obligations. Beginning in June 2024, Revolutionary Clinics remitted approximately 50% of rent due. On December 13, 2024, the tenant entered into receivership. In the first quarter of 2025, the Company entered into a stipulation agreement with the court-appointed receiver to receive 50% of contractual rent on a weekly basis, along with weekly reimbursements for certain delinquent real estate taxes and utilities previously paid by the Company until the property was vacated and operations ceased. In July 2025, Revolutionary Clinics vacated the property, and rental payments ceased. The Company has engaged a broker and is actively marketing the property for lease and leasing efforts remain ongoing.

Financing Activity

Revolving Credit Facility

As of September 30, 2025, the Company had approximately $7.6 million in borrowings under the Revolving Credit Facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The Revolving Credit Facility accrued interest at a fixed rate of 5.65% through May 5, 2025. Commencing May 6, 2025, the Revolving Credit Facility bears interest at a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) plus an applicable margin of 1.0% or (b) 4.75%. As of September 30, 2025, the interest rate was at 8.25%.
The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants, and events of default. As of September 30, 2025, the Company was in compliance with the financial covenants under the agreement.
Dividend
On September 12, 2025, the Company’s Board of Directors declared a third quarter 2025 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on October 15, 2025, to stockholders of record at the close of business on September 30, 2025, and represents an AFFO payout ratio of 82%.

Recent Developments
On October 23, 2025, the Company amended its lease agreements with C3 Industries (“C3”) to modify the terms of both the Hartford and Missouri leases. Under the amended Hartford lease, the Company agreed to pursue a sale of the Hartford property, and in connection with that agreement, C3 is required to reimburse the Company for any shortfall if the sale proceeds are less than the Company’s investment basis. Conversely, if sale proceeds exceed the Company’s basis, a portion of the excess will be paid to C3 as reimbursement for their investment in the property. C3 will continue to pay monthly base rent through the sale date. Upon completion of the sale, a portion of the rent previously allocated to the Hartford property will be reallocated to the Missouri lease, to compensate the Company for a portion of the income no longer received from the Hartford property. C3 will continue to pay this incremental rent under the Missouri lease until the Company invests in new properties with C3 pursuant to its right of first refusal agreement.
Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on November 6, 2025, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the third quarter ended September 30, 2025.

Event:	NewLake Capital Partners Inc. Third Quarter 2025 Earnings Call
Date:	Thursday, November 6, 2025
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or 1-201-493-6780 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 20, 2025, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13756168.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 34 properties comprised of 15 cultivation facilities and 19 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.
Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets:
Real Estate
Land	$23,224	$22,891
Building and Improvements	408,930	408,552
Total Real Estate	432,154	431,443
Less Accumulated Depreciation	(54,698)	(44,709)
Net Real Estate	377,456	386,734
Cash and Cash Equivalents	23,569	20,213
In-Place Lease Intangible Assets, net	16,202	17,794
Loan Receivable, net (Current Expected Credit Loss of $82 and $116, respectively)	4,918	4,884
Other Assets	1,852	1,911
Total Assets	$423,997	$431,536

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,303	$1,515
Revolving Credit Facility	7,600	7,600
Dividends and Distributions Payable	9,024	9,246
Security Deposits	7,137	8,117
Rent Received in Advance	1,271	684
Other Liabilities	60	402
Total Liabilities	26,395	27,564

Commitments and Contingencies

Equity:
Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,552,632 and 20,514,583 Shares Issued and Outstanding, respectively	205	205
Additional Paid-In Capital	447,069	446,627
Accumulated Deficit	(56,469)	(50,067)
Total Stockholders' Equity	390,805	396,765

Noncontrolling Interests	6,797	7,207
Total Equity	397,602	403,972

Total Liabilities and Equity	$423,997	$431,536

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Rental Income	$12,335	$12,276	$37,485	$36,657
Interest Income from Loans	137	134	408	399
Fees and Reimbursables	115	144	835	562
Total Revenue	12,587	12,554	38,728	37,618

Expenses:
Reimbursable Property Expenses	46	128	713	179
Property Carrying Costs	145	—	150	—
Depreciation and Amortization Expense	3,874	3,726	11,634	10,920
General and Administrative Expenses:
Compensation Expense	933	1,169	2,808	3,554
Professional Fees	334	475	1,137	1,120
Other General and Administrative Expenses	350	433	1,314	1,307
Total General and Administrative Expenses	1,617	2,077	5,259	5,981
Total Expenses	5,682	5,931	17,756	17,080

Loss on Sale of Real Estate	—	—	(34)	—
Provision for Current Expected Credit Loss	11	12	34	38

Income From Operations	6,916	6,635	20,972	20,576

Other Income (Expense):
Other Income	97	80	274	262
Interest Expense	(232)	(177)	(616)	(388)
Total Other Income (Expense)	(135)	(97)	(342)	(126)

Net Income	6,781	6,538	20,630	20,450

Net Income Attributable to Noncontrolling Interests	(115)	(116)	(348)	(363)

Net Income Attributable to Common Stockholders	$6,666	$6,422	$20,282	$20,087

Net Income Attributable to Common Stockholders Per Share - Basic	$0.32	$0.31	$0.98	$0.98

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.32	$0.31	$0.98	$0.98

Weighted Average Shares of Common Stock Outstanding - Basic	20,629,562	20,578,838	20,613,788	20,558,754

Weighted Average Shares of Common Stock Outstanding - Diluted	20,995,800	20,975,718	20,981,539	20,956,515

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and nine months ended September 30, 2025 and 2024 (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income Attributable to Common Stockholders	$6,666	$6,422	$20,282	$20,087
Net Income Attributable to Noncontrolling Interests	115	116	348	363
Net Income	6,781	6,538	20,630	20,450

Adjustments:
Real Estate Depreciation and Amortization	3,870	3,722	11,621	10,907
Loss on Sale of Real Estate	—	—	34	—
FFO Attributable to Common Stockholders - Diluted	10,651	10,260	32,285	31,357
Provision for Current Expected Credit Loss	(11)	(12)	(34)	(38)
Stock-Based Compensation	316	449	750	1,223
Non-cash Interest Expense	67	67	202	202
Amortization of Straight-line Rent Expense	(1)	(1)	(4)	(2)
AFFO Attributable to Common Stockholders - Diluted	$11,022	$10,763	$33,199	$32,742

FFO per share – Diluted	$0.51	$0.49	$1.54	$1.50

AFFO per share – Diluted	$0.52	$0.51	$1.58	$1.56